Household Finance Corporation
Household Consumer Loan Corporation
Household Consumer Loan Trust 1997-1		Total 2001 Payments
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Original Principal Class A	840,000,000.00
Class A-1	729,600,000.00
Class A-2	48,000,000.00
Class A-3	62,400,000.00
Number of Class A Bonds (000's)	840,000.00
Class A-1	729,600.00
Class A-2	48,000.00
Class A-3	62,400.00
Original Principal Class B	45,600,000.00
Number of Class B Bond (000's)	45,600.00
Original Principal Certificates	33,600,000.00
Number of Certificates Bond (000's)	33,600.00

Class A-1 Principal Distribution		38,941,310.27
Class A-1 Interest Distribution		6,750,921.41

Class A-2 Principal Distribution		7,491,782.55
Class A-2 Interest Distribution		1,334,449.61

Class A-3 Principal Distribution		9,739,317.31
Class A-3 Interest Distribution		1,771,874.32

Class B Principal Distribution		7,117,193.42
Class B Interest Distribution		1,376,143.51

Certificates Principal Distribution		5,244,247.79
Certificates Interest Distribution		1,083,900.54